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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                  FORM 8-A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                       UAL CORPORATION CAPITAL TRUST I
           (Exact name of registrant as specified in its charter)


                DELAWARE                              APPLIED FOR
        (State of Organization)           (I.R.S. Employer Identification No.)


        1200 EAST ALGONQUIN ROAD
        ELK GROVE TOWNSHIP, ILLINOIS                     60007
(Address of principal executive offices)               (Zip Code)

                                          If this Form relates to the
                                          registration of a class of debt
                                          securities and is to become
                                          effective simultaneously with the
If this Form relates to the               effectiveness of a concurrent
registration of a class of debt           registration statement under the
securities and is effective upon filing   Securities Act of 1933 pursuant to
pursuant to General Instruction A(c)(1)   General Instruction A(c)(2) please
please check the following box.  / /      check the following box.  / /


       Securities to be registered pursuant to Section 12(b) of the Act:


  TITLES OF EACH CLASS                            NAME OF EXCHANGE ON WHICH
  TO BE SO REGISTERED                           EACH CLASS IS TO BE REGISTERED
------------------------                        ------------------------------
13 1/4% Trust Originated                           New York Stock Exchange
  Preferred Securities

      Securities to be registered pursuant to Section 12(g) of the Act:

                                    NONE
                              (Title of Class)



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Item 1. Description of Registrant's Securities to be Registered.

        A complete description of the 13 1/4% Trust Originated Preferred Securities ("TOPrS(sm)") which are to be registered hereunder is contained under the caption "Description of the Preferred Securities" in the prospectus forming a part of the Form S-4 Registration Statement (File Nos. 333-14245 and 333-14245-01) of UAL Corporation Capital Trust I (the "Company") and UAL Corporation, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities
Act "). Such description is hereby incorporated by reference and any description included in a form of prospectus subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.*/

EXHIBIT
NUMBER        EXHIBIT
-------       -------
      1       Form of Amended and Restated Declaration of Trust of the Company.
      2       Form of Preferred Security (included in Exhibit 1).

----------------
*/ Pursuant to Instruction II to Form 8-A, the referenced exhibits have been filed with the Registration Statement on Form 8-A filed with the New York Stock Exchange, Inc., but shall not be deemed to be filed with or incorporated by reference in copies of this Form 8-A filed with the Commission.





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                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        UAL CORPORATION CAPITAL TRUST I

                                        By:  UAL Corporation, as Sponsor



                                        By:    /s/ Francesca M. Maher
                                             ----------------------------
                                        Name:   Francesca M. Maher
                                        Title:  Vice President - Law and
                                                  Corporate Secretary

Date:  November 20, 1996